EXHIBIT 21.1

SUBSIDIARIES OF THE REGISTRANT

The Registrant’s subsidiaries as of December 31, 2012, are listed below showing the percentage of voting securities directly or indirectly owned by the Registrant.  All other subsidiaries, if considered in the aggregate as a single subsidiary, would not constitute a significant subsidiary.

	Percentage of voting securities directly or indirectly owned by the Registrant (1)	State or Country of incorporation or organization
Arrendadora Gefemesa, S.A. de C.V.	100	Mexico
Bebidas y Algo Mas S.A. de C.V.	100	Mexico
Bedford Construction Company	100	New Jersey
Brunob II B.V.	100	The Netherlands
Brunob IV B.V.	100	The Netherlands
Cali Investment Corp.	100	Delaware
Casco Holding LLC	100	Delaware
Colombia Millers Ltd.	100	Delaware
Corn Products Americas Holdings S.à r.l.	100	Luxembourg
Corn Products Development, Inc.	100	Delaware
Corn Products Espana Holding LLC	100	Delaware
Corn Products Finance LLC	100	Delaware
Corn Products Germany GmbH	100	Germany
Corn Products Global Holding S.à r.l.	100	Luxembourg
Corn Products Inc. & Co. KG	100	Germany
Corn Products Kenya Limited	100	Kenya
Corn Products Malaysia Sdn. Bhd.	100	Malaysia
Corn Products Mauritius (Pty) Ltd.	100	Mauritius
Corn Products Netherlands Holding S.à r.l.	100	Luxembourg
Corn Products Netherlands Holding S.à r.l. US Branch LLC	100	Illinois
Corn Products Puerto Rico Inc.	100	Delaware
Corn Products Sales Corporation	100	Delaware
Corn Products Southern Cone S.A.	100	Argentina
Corn Products Thailand Co., Ltd.	100	Thailand
Corn Products Trading Co. Pte. Ltd.	100	Singapore
Corn Products UK Finance LP	100	England and Wales
Corn Products Venezuela, C.A.	100	Venezuela
CPC/African Products Technical Venture Co.	50.1	Mauritius
CPIngredients Limited	100	England and Wales
CPIngredients, LLC d/b/a GTC Nutrition	100	Colorado
CPIngredientes, S.A. de C.V.	100	Mexico
CP Ingredients India Private Limited	100	India
CPI Flavors (Thailand) Co. Ltd.	100	Thailand
Crystal Car Line, Inc.	100	Illinois
Deutsche ICI GmbH	100	Germany
Feed Products Limited	100	New Jersey
Globe Ingredients Nigeria Limited	100	Nigeria
GTC Oats, Inc.	100	Delaware
Hispano-American Company, Inc.	100	Delaware
ICI Mauritius (Holdings) Limited	100	Mauritius
ICI Servicios Mexico, S.A. de C.V.	100	Mexico
IMASA Brasil	100	Brazil

Indumaiz del Ecuador S.A.	100	Ecuador
Ingredion ANZ Pty Ltd.	100	Australia
Ingredion Argentina S.A.	100	Argentina
Ingredion Brasil Ingredientes Industriais Ltda.	100	Brazil
Ingredion Canada Incorporated	100	Canada
Ingredion Chile S.A.	100	Chile
Ingredion Colombia S.A.	100	Colombia
Ingredion Employee Services S.à r.l.	100	Luxembourg
Ingredion Espana, S.L.U.	100	Spain
Ingredion Germany GmbH	100	Germany
Ingredion Korea Incorporated	100	Korea
Ingredion Integra, S.A. de C.V.	100	Mexico
Ingredion UK Limited	100	England and Wales
Ingredion Holding LLC	100	Delaware
Ingredion South Africa (Pty) Ltd.	100	South Africa
Ingredion Peru S.A.	100	Peru
Inter-National Starch Inc.	100	Philippines
Inversiones Latinoamericanas S.A.	100	Delaware
Laing-National Limited	100	England and Wales
National Starch & Chemical (Thailand) Ltd	100	Thailand
National Starch Company	100	Nevada
National Starch Pte. Ltd.	100	Singapore
National Starch Servicios, S.A. de C.V.	100	Mexico
National Starch Specialties (Shanghai) Ltd	100	China
Nippon NSC Ltd	100	Japan
N-Starch Sdn. Bhd.	100	Malaysia
Productos de Maiz Uruguay S.A.	100	Uruguay
PT National Starch	100	Indonesia
Rafhan Maize Products Co. Ltd.	70.3	Pakistan
Raymond & White River LLC	100	Indiana
The Chicago, Peoria and Western Railway Company	100	Illinois

(1)  With respect to certain companies, shares in the names of nominees and qualifying shares in the names of directors are included in the above percentages.

The Registrant’s also had investments as described below as of December 31, 2012 in the following entities, none of which are subsidiaries as defined in Rule 12b-2 promulgated under the Securities Exchange Act of 1934 because they are not controlled by the Registrant.

	Percentage of voting securities directly or indirectly owned by the Registrant	State or Country of incorporation or organization
aevotis GmbH (2)	10	Germany
Bedford Mix LLC (3)	50	Delaware
GreenField Ethanol, Inc.	8.6 (4)	Canada

(2)  The Registrant acquired this 10% interest in aevotis on January 26, 2012. The Registrant has the right to acquire from the shareholders of aevotis (a) an additional 14.9% of aevotis and (b) an additional 24.1% of aevotis within the first six months after aevotis achieves certain milestones (the “Step-Up Options”).  After those purchases or otherwise the Registrant will have the right to acquire 100% of the equity interests in aevotis during the period from January 1, 2015 to December 31, 2016.  If the Registrant does not exercise the first Step-Up Option then the shareholders of aevotis can require the Registrant to sell its 10% interest back to them.

(3)  The Registrant is a non-Manager member of Bedford Mix LLC.

(4)  7.7% on a fully diluted basis.